Exhibit 10.5
FIRST AMENDMENT TO TAX RECEIVABLES AGREEMENT

This FIRST AMENDMENT TO TAX RECEIVABLES AGREEMENT (the “Amendment”), is entered into as of October 1, 2023 (the “Effective Date”), with the approval of each of the Participant Representatives (as defined in the Agreement) as required pursuant to Section 7.06(b) of the Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WITNESSETH:

WHEREAS, MediaAlpha, Inc., a Delaware corporation (the “Corporation”), QL Holdings LLC, a Delaware limited liability company (the “LLC”), White Mountains Insurance Group, Ltd., a Bermuda exempted company limited by shares (“WTM”), and the Persons listed in Exhibit A (such listed Persons collectively, the “Step-Up Participants” and, together with WTM, the “Participants”) entered into that certain Tax Receivables Agreement dated as of October 28, 2020 (the “Agreement”);
WHEREAS, pursuant to Section 7.06(b) of the Agreement, the Agreement may only be amended if the amendment is approved in writing by the Corporation, on behalf of itself and the LLC, and by each of the Participant Representatives; and
WHEREAS, the parties desire to amend the Agreement in certain respects, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as set forth herein:

1.    Defined Terms.

(a)    The definitions of the terms “Agreed Rate,” “Default Rate,” “Early Termination Rate,” “Hypothetical Tax Liability,” “Overall Realized Tax Benefit,” “Overall Realized Tax Detriment,” and “Participant Representatives” in Article I of the Agreement are hereby amended and restated in their entirety to read as follows:

“Agreed Rate” means SOFR plus 100 basis points.
“Default Rate” means SOFR plus 500 basis points.
“Early Termination Rate” means the greater of (i) SOFR plus 100 basis points or (ii) 5%.
“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Corporation and its Subsidiaries for such Taxable Year using the same methods, elections, conventions and similar practices used on the relevant Corporation Return, but assuming (i) the Corporation and its Subsidiaries did not have any Basis Adjustment Attributes, Section 707(c) Deductions or Step-Up Imputed Interest Attributes (including the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Basis Adjustment Attributes, Section 707(c) Deductions or Step-Up Imputed Interest Attributes), (ii) the Corporation and its Subsidiaries used the same amount of the Pre-IPO

NOLs and NOL Imputed Interest Attributes as it had actually used for such Taxable Year, and (iii) the Corporation's state and local income Tax liability equals the product of (x) the taxable income and gain determined for the Taxable Year in accordance with this Agreement and (y) a percentage reasonably determined annually by the Corporation that reflects the Corporation's actual blended state and local tax rate (using the apportionment factors set forth on the relevant Tax Returns unless otherwise determined by the Corporation after consultation with the Participant Representatives).
“Overall Realized Tax Benefit” means, with respect to any Taxable Year, the positive excess, if any, of (i) the Hypothetical Tax Liability for such Taxable Year (assuming that the Corporation's state and local income Tax liability equals the product of (x) the taxable income and gain determined for the Taxable Year in accordance with this Agreement and (y) a percentage reasonably determined annually by the Corporation that reflects the Corporation's actual blended state and local tax rate (using the apportionment factors set forth on the relevant Tax Returns unless otherwise determined by the Corporation after consultation with the Participant Representatives) over (ii) the actual liability for Taxes of the Corporation and its Subsidiaries for such Taxable Year.
“Overall Realized Tax Detriment” means, with respect to any Taxable Year, the positive excess, if any, of (i) the actual liability for Taxes of the Corporation and its Subsidiaries for such Taxable Year (assuming that the Corporation's state and local income Tax liability equals the product of (x) the taxable income and gain determined for the Taxable Year in accordance with this Agreement and (y) a percentage reasonably determined annually by the Corporation that reflects the Corporation's actual blended state and local tax rate (using the apportionment factors set forth on the relevant Tax Returns unless otherwise determined by the Corporation after consultation with the Participant Representatives) over (ii) the Hypothetical Tax Liability for such Taxable Year.
“Participant Representatives” means WTM, Tony Broglio and Steven Yi.
    (b)    The defined term “LIBOR” is here by deleted in its entirety, and a new defined term is added to Section 1, as follows:
"SOFR" means, during any period, a rate per annum equal to the sum of (a) the “Term SOFR Reference Rate” for a tenor of one (1) month, as reported by the Intercontinental Exchange Inc. (or such other commercially available source providing quotations of such rate as may be designated by the Corporation from time to time in its reasonable discretion) two Business Days prior to the commencement of such period, and (b) 0.1148%.

2.    Section 2.04. Section 2.04 (Basis Adjustment Schedule) of the Agreement is hereby revised in its entirety to read as follows:

“SECTION 2.04.     Basis Adjustment Schedule. Within ninety (90) calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for the end of a Taxable Year in which a Section 732 Event or Exchange occurs, the Corporation will deliver to each Participant a schedule (a “Basis Adjustment Schedule”) that shows, in reasonable detail, the information required under Sections 732, 734(b), 743(b) and 755 of the Code, and the Treasury Regulations thereunder, to calculate the Basis Adjustment with respect to the Section 732 Event or Exchange, including: (a) the Corporation’s and its Subsidiaries’

proportionate share of the actual unadjusted Tax basis of the Adjusted Assets as of each applicable Exchange Date, (b) the Basis Adjustment with respect to each class of the Adjusted Assets as a result of any Section 732 Event and each Exchange occurring in such Taxable Year, (c) the period or periods, if any, over which the Adjusted Assets are amortizable or depreciable, and (d) the period or periods, if any, over which each Basis Adjustment is amortizable or depreciable. The Basis Adjustment Schedule will become final as provided in Section 2.08(a) and may be amended as provided in Section 2.08(b) (subject to the procedures set forth in Section 2.08(a)).”

3.    Section 2.06. Section 2.06 (Section 707(c) Schedule) of the Agreement is hereby revised in its entirety to read as follows:

“SECTION 2.06. Section 707(c) Schedule. Within ninety (90) calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for a Taxable Year in which a Section 734(b) Distribution occurs, the Corporation will deliver to each Participant a schedule (a “Section 707(c) Deduction Schedule”) that shows, in reasonable detail, the information required to calculate the Section 707(c) Deduction with respect to the guaranteed payment resulting from the Section 734(b) Distribution. The Section 707(c) Deduction Schedule will become final as provided in Section 2.08(a) and may be amended as provided in Section 2.08(b) (subject to the procedures set forth in Section 2.08(a)).”

4.    Section 7.01. Section 7.01 of the Agreement is hereby amended to provide that (a) notices to the Corporation shall be provided to the following persons:

MediaAlpha, Inc.
700 S. Flower Street, Suite 640
Los Angeles, CA 90017
Attention:    Jeffrey B. Coyne, Esq.
E-mail:    Legal@mediaalpha.com

with a copy to (which will not constitute notice):
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention:    Christopher K. Fargo, Esq.;
    C. Daniel Haaren, Esq.
E-mail:    cfargo@cravath.com;
    dhaaren@cravath.com
and (b) notices to any Step-Up Participant (other than the Insignia Members) shall be provided to the following persons:

Steven Yi
c/o MediaAlpha
700 S. Flower Street, Suite 640
Los Angeles, CA 90017

with a copy to (which will not constitute notice):
Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, CA 90067
Attention: Hamed Meshki, P.C.
and
Kirkland & Ellis LLP
601 Lexington Avenue,
New York, NY 10022
Attention: Timothy Cruickshank, P.C.

5.    Section 7.16. Section 7.16 of the Agreement is hereby revised in its entirety to read as follows:

“SECTION 7.16. SOFR. In the event that one-month Term SOFR ceases to be published as a reference rate, the Parties will negotiate in good faith to amend this Agreement to replace SOFR with a mutually acceptable successor rate.”

6.    Successor Participant Representatives. A new Section 7.18 is added to the Agreement, as follows:

“SECTION 7.18. Successor Participant Representatives. If at any time any Participant Representative is unable or unwilling to serve in such capacity, then (a) in the case of WTM, WTM shall be entitled to appoint its successor, (b) in the case of Tony Broglio, the Insignia Members shall be entitled to appoint his successor, and (c) in the case of Steven Yi, the Corporation shall be entitled to appoint his successor, in each such case subject to the approval of the other Participant Representatives, which shall not be unreasonably withheld, conditioned or delayed. If a successor Participant Representative that will serve has not been appointed by the earlier to occur of (i) ninety (90) days following the effective date of the termination of the then-serving Participant Representative's tenure, and (ii) five (5) days prior to the first date after the effective date of termination (but in no event earlier than the effective date of termination) on which any consent, vote or other action by the Participant Representatives hereunder is required, the Corporation shall be entitled to appoint the successor, subject to the approval of the other Participant Representatives, which shall not be unreasonably withheld, conditioned or delayed. If a successor Participant Representative appointed pursuant to this Section does not receive the requisite approval, the Corporation and the other Participant Representatives shall attempt to resolve the matter in good faith. If no such resolution has occurred by the earlier of (i) ninety (90) days following the termination of tenure and (ii) five (5) days before a Participant Representative will be required to take an action or make a decision under this Agreement, the Corporation shall be entitled to appoint the successor.”

7.    Integration. The Agreement, as amended by this Amendment, constitutes the entire agreement and understanding by the parties thereto with respect to the subject matter thereof and supersede any prior agreement or understanding between or among the parties with respect to such subject matter.

8.    No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect. All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

9.    Binding on Successors. This Amendment shall be binding upon and inure solely to the benefit of the parties to the Agreement, as amended by this Amendment, and their respective successors and permitted assigns, and nothing in the Agreement, as amended by this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of the Agreement, as amended by this Amendment.

10.    Governing Law. This Amendment and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

[Signature pages follow]

    IN WITNESS WHEREOF, the parties named below have duly approved this Amendment as of the Effective Date.

CORPORATION:

MEDIAALPHA, INC.,
on behalf of itself and QL Holdings LLC

By:    /s/ Patrick R. Thompson
Name: Patrick R. Thompson
Title: Chief Financial Officer

PARTICIPANT REPRESENTATIVES:

WHITE MOUNTAINS INSURANCE GROUP, LTD.

By:    /s/ Robert L. Seelig
Name: Robert L. Seelig
Title: EVP and General Counsel

/s/ Tony Broglio
TONY BROGLIO

/s/ Tigran Sinanyan
TIGRAN SINANYAN
[Signature Page to First Amendment to Tax Receivables Agreement]